EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of JLM Industries Inc. (the "Company") on Form S-8 of our reports dated March 8, 1999, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

Tampa, Florida
September 3, 1999